Portions of this exhibit for which confidential treatment                      *
has been requested are marked by brackets [ ] and the pages on which they appear contain an asterick (*) in the upper right hand corner. The confidential information omitted has been filed separately with the Securities and Exchange Commission.

MCI Telecommunications
Corporation
205 North Michigan Avenue
Chicago, IL 60601
312 856-2121
                                                                   EXHIBIT 10.20

                   PREPAID CARRIER REFERRAL PROGRAM AGREEMENT

This Agreement (this "Agreement") by and between MCI TELECOMMUNICATIONS CORPORATION ("MCI"), 3 Ravinia Drive, Atlanta, Georgia 30346, and SMARTTALK TELESERVICES INC. ("Company"), located at 1640 S. Sepulveda Blvd., Suite 500, Los Angeles, CA 90025.

1.  Lead Generation and Referral Fees.

a. Subject to the terms of this non-exclusive Agreement, Company will compensate MCI for the sales of Company's prepaid card service(s) ("Service") to persons or entities for which MCI has submitted leads for such prospects ("Lead(s)") to Company.

b. A Lead shall be in writing and include the Lead's name and the name of the MCI sales representative who provided the Lead.

c. For Leads that result within one hundred eighty (180) days of receipt of a Lead in a sale of a Company Service, Company will pay MCI a referral fee as follows:

     Rate Per Unit Paid      Referral Fee paid
     ------------------      -----------------
     by Lead to Company      by Company to MCI
     ------------------      -----------------

     $0 to [                  [     ] from each sale of the Service to Lead
              ] and above     [     ] from each sale of the Service to Lead

d.   Definitions.

          i. "Unit" means and refers to the basic measurement of use provided by the Service.

          ii. "Gross Revenue" means the amounts billed to Lead for the Company's Service before promotions and/or credits, and excluding taxes, surcharges, and Fulfillment charges.

          iii. Fulfillment" means the design, production, printing and distribution costs associated with the Service.

e. Company will pay the referral fees owed to MCI within 60 days of the end of its billing cycle month.

f. After the Effective Date of this Agreement and continuing through the term of the Agreement, but not more than once semi-annually, MCI may request, and the Company shall promptly provide MCI in writing or in a machine readable format as mutually agreed to between the parties, Company's records, data and invoices pertaining to the Company's

                               MCI CONFIDENTIAL
total sales of the Service to the Lead provided by MCI. MCI may review this information for the sole purpose of determining the Company's compliance with the terms of this Agreement.

g. This Agreement does not create a commitment by MCI to provide leads to the Company. MCI is not required to provide any minimum number of leads, either in terms of revenue or number of prospects provided. Furthermore, all business dealings concerning the Company's Service shall be entirely between the Company and the Lead. After the Lead is submitted, Company has the full responsibility to promote, market, and sell its Service, and shall have all contact with Lead concerning the sale of its Service.

h. When Company provides Service(s) to Lead(s) pursuant to this Agreement, Company agrees that 100% of such Service(s) will use inbound and outbound services provided by MCI to Customer under Section 3(e) of the MCI/Company Carrier Agreement signed by MCI on November 9, 1995.

2.   Relationship of Parties.

a. Neither party shall have the authority to bind the other by contract or otherwise or to make representations as to the policies or procedures of the other party. Both parties acknowledge and agree that this Agreement does not constitute or create an agency, joint venture, partnership, employee relationship or franchise between the parties.

b. Company employees will not be or be deemed to be MCI employees or joint employees. Company assumes full responsibility for the acts of its employees and for their supervision, daily direction and control. MCI will not be responsible for worker's compensation, disability benefits, unemployment insurance, withholding taxes, social security and any other taxes or benefits for Company's employees.

c. MCI employees will not be or be deemed to be Company employees or joint employees. MCI assumes full responsibility for the acts of its employees and for their supervision, daily direction and control. Company will not be responsible for worker's compensation, disability benefits, unemployment insurance, withholding taxes, social security and any other taxes or benefits for MCI's employees.

3.   Product Training.

Company will provide sales materials to MCI in order to assist in the provision of Leads.

4.   Standards of Conduct.

In performing duties under this Agreement, both parties will observe the highest standard of integrity and fair dealing with members of the public. Neither party will do anything that would tend to discredit, dishonor, reflect adversely upon or in any manner injure the reputation of the other party.

                               MCI CONFIDENTIAL

                                                                               *


5.   Confidentiality.

a. Any confidential specifications, drawings, sketches, data or technical or business information, and any other confidential material ("Information"), furnished or disclosed by MCI to Company hereunder, will be deemed the exclusive property of MCI. In addition, any customer names or lists identifying MCI customers or Company customers as such and related information or data ("Customer Information") are the exclusive property of MCI or Company as applicable, and are to be used by the other party solely in the performance of its obligations and duties hereunder and are to be returned to the other party upon termination of this Agreement.

b. During the term of this Agreement and for a period of three (3) years after termination of this Agreement, recipient agrees not to reveal, divulge, make known, sell, exchange, lease or in any other way transfer any Information or Customer Information to any third party or to utilize such Information or Customer Information in direct or indirect competition with the other party or any of its other affiliates. Both parties agree that monetary damages or breach of its obligations under this Section may not be adequate and that the non-breaching party will be entitled to injunctive relief with respect thereto.

6.   Term and Termination.

a. This trial Agreement shall commence on the date the Agreement is executed by both parties and shall continue in full force and effect for a period of [ ] days. Thereafter, it shall continue month to month unless terminated by either party on thirty (30) days written notice.

b. Either party may terminate this Agreement immediately on written notice if the other party is in material breach of a material provision of this Agreement, which breach has not been remedied within fifteen (15) days after written notice thereof.

c.   Either party may terminate this Agreement on [            ] day notice to
the other party.

d. After normal expiration of the Term, Company shall continue to pay to MCI referral fees at the rate in Section 1, for a period of six (6) months.

e. If MCI terminates this Agreement pursuant to Section 6(b) or if Company terminates this Agreement for a reason other then 6(b) of this Agreement, Company's commissions shall survive for a period of one (1) year.

7.   Limitation of Liability

a. In no event shall either party be liable to the other for any indirect, special, incidental or consequential loss or damage of any kind, including lost profits (whether or not the

                               MCI CONFIDENTIAL
parties have been advised of the possibility of such loss or damage) by reason of any act or omission in either party's performance under this Agreement.

b. Company agrees that MCI shall have no liability to any of Company's customers for any service provided to such customer by Company.

8.   Indemnification.

Company agrees to indemnify, defend and hold harmless MCI, its parent company, subsidiaries, affiliates, employees, agents and assigns from any and all liability to Company's customers or other third parties (including but not limited to liabilities, judgments, damages, losses, claims, costs and expenses, including reasonable attorneys fees) arising from (i) a breach by Company of its obligations to customers where MCI submitted a lead through this Agreement, (ii) the acts, errors, representations, misrepresentations, or negligence of Company, its employees, affiliates, distributors or agents, or (iii) violation by Company of a third party's trade secrets, proprietary information, trademarks, copyright or patent rights in connection with the provision of goods and/or services.

9.   Notices.

All notices required or permitted hereunder and communications relating to this Agreement shall be in writing and shall be deemed sufficiently given on mailing by certified mail, return receipt requested, or on personal delivery:

     If to MCI:

          MCI Telecommunications Corporation
          700 South Flower Street, Suite 1800
          Los Angeles, CA  90017
          ATTN:  Branch Manager

          with a copy to:

          MCI Telecommunications Corporation
          205 N. Michigan Avenue, Suite 3000
          Chicago, Illinois 60630
          ATTN:  Alternate Channels/Legal

     If to Company:

          SmarTalk Teleservices, Inc.
          1640 S. Sepulveda Blvd.
          Suite 500
          Los Angeles, CA  90025

                               MCI CONFIDENTIAL

          ATTN:  Robert Lorsch, CEO

10.  Compliance with Law.

a. Company shall, at its own expense, operate in full compliance with all laws, rules and regulations applicable to, and maintain in force all licenses and permits required for, its performance under this Agreement.

b. Company will notify MCI in writing immediately of the commencement or threatened commencement of any action, suit or proceeding, and of the issuance or threatened issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality, involving Company's activities under this Agreement or which may affect Company's ability to perform its obligations hereunder.

11.  Non-Waiver.

No failure by either party to take action on account of any default by the other will constitute a waiver of any such default or of the performance required of the other.

12.  Competition.

Company understands and Accepts that, as part of MCI's normal business policy and practices and its obligations under the law, MCI will engage in extensive marketing efforts in attempt to sell its services to the public and that such efforts will result in active competition with Company for the business of users who are Company's customers or prospects. Accordingly, Company agrees that it will not protest, object, or disapprove, nor be heard to protest, object, or disapprove of MCI's competitive practices, to any of the Leads provided by MCI. Under no circumstances shall any inference be derived that MCI's entry into this Agreement with Company means that MCI will restrict its effort to compete against Company in any way. Company also understands and accepts that MCI may enter into similar agreements with competitors of Company to provide leads.

13.  Assignment.

Company may not assign or otherwise transfer this Agreement or any of its interest herein without the prior and express written consent to MCI. Neither the whole nor any part of the interest of Company in this Agreement will be transferred or assigned by operation of law.

14.  Severability.

No provision of this Agreement which may be deemed unenforceable will in any way invalidate any other provisions of this Agreement, all of which will remain in full force and effect.

                               MCI CONFIDENTIAL

15.  Controlling Law and Entire Agreement.

This Agreement will be governed by the domestic laws of the State of New York; constitutes the entire Agreement between MCI and Company with respect to the subject matter hereof; and supersedes all prior Agreements and representations, written or oral, concerning the subject matter of this Agreement. This Agreement cannot be changed or modified except by written amendment signed by authorized representatives of MCI and Company.

16.  Arbitration.

Any dispute arising out of or related to this Agreement, which cannot be resolved by negotiation (including, without limitation, any dispute over the arbitrability of an issue), shall be settled by binding arbitration in accordance with the J.A.M.S./ENDISPUTE Arbitration Rules and Procedures ("Endispute Rules"), as amended by this Agreement. Unless the parties select a different location, the arbitration shall be held in New York, New York. The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties unless the arbitration awarded provides otherwise. Each party shall bear the cost of preparing and presenting its case. The parties agree that this provision and the Arbitrator's authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. 1-16 et seq. ("USAA"), the provisions of this Agreement, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. The parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages. The Arbitrator's decision shall follow the plain meaning of the relevant documents, and shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be governed by the USAA.


MCI TELECOMMUNICATIONS              SMARTALK TELESERVICES INC.
CORPORATION


By: /s/ Edward Smith                By: /s/ Robert H. Lorsch, Chairman
    ------------------------            ------------------------------------

Name: Edward Smith                  Name: Robert H. Lorsch
      ----------------------              ----------------------------------
(Please Print)                            (Please Print)

Title: Director                     Title: Chairman/CEO
       ---------------------               ---------------------------------


Date: 7/10/96                       Date: June 21, 1996
      ----------------------              ----------------------------------

                               MCI CONFIDENTIAL
                                       6